UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
                             FORM 8-K

          CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
              OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):

                         January 15, 2000

                 Commission File Number: 0-27739

               -----------------------------------

                       MENTOR ON CALL, INC.
      (Exact name of registrant as specified in its charter)

Nevada                                                 77-0517966
(State or other jurisdiction of                  (I.R.S. Employer
 incorporation or organization)               Identification No.)


11300 W. Olympic Blvd., Suite 800, Los Angeles, California 90064
             (Address of principal executive offices)

                          (604) 688-6306
         (Issuer's telephone number, including area code)

                            PSM CORP.
            9160 E. Deer Trail, Tuscon, Arizona 85710
       (Former name, former address and former fiscal year,
                  if changed since last report)



Item 1.  Changes in Control of Registrant

     The Board of Directors of PSM Corp. ("PSM") has approved the proposed Asset Acquisition Agreement (the "Agreement") with Mentor On Call, Inc., a Barbadian International Business Corporation ("Mentor"). The name of the Company has been changed to Mentor On Call, Inc. to reflect the Company's new direction, and, effective January 15, 2000, the Company declared a nine-for-one forward stock split of its common stock.

     The assets acquired include the Mentor On Call Managed E-Learning System which is a proprietary and web-enabled managed distance and e-learning system with patents pending and priority dates set in eighty-nine countries. The Mentor On Call system operates on Windows 95, 98 and NT platforms, on Novell and Intranet and will support industry standard web servers and browsers. The system is SQL compliant. The assets also include the Trademark and domain name "Mentor On Call".

     Mentor is in business to provide the best managed distance learning system in the world, and intends to grow and achieve an above-average financial return by maintaining a large share of the public school distance and e-learning market, as well as the corporate training, professional continuing education and infomercial marketplaces.

     Under the terms of the Agreement, signed on January 17, 2000, Mentor On Call will be issued 9,350,000 post-split restricted shares of PSM as consideration for the contributed assets, resulting in a total of 13,850,000 issued and outstanding shares of the Company, of which Mentor will control approximately 67.5%. Mentor On Call's present management will step in and take over all day-to-day operations of the Company. James N. Rodgers has agreed to assume the position of President, Chief Executive Officer and Chairman of the Board of Directors, and Edwin W. Austin has agreed to step in as Chief Financial Officer, Chief Operating Officer and Director.



                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: March 28, 2000                  /s/ James N. Rodgers
                                      James N. Rodgers,
                                      President, CEO and Chairman


Date: March 28, 2000                  /s/ Edwin W. Austin
                                      Edwin W. Austin,
                                      CFO, COO and Director